                                                                    EXHIBIT 3.13

                    CERTIFICATE OF DESIGNATION OF THE POWERS,
                       PREFERENCES AND RELATIVE, OPTIONAL
                           AND OTHER SPECIAL RIGHTS OF
                                7 1/4% CUMULATIVE
                         CONVERTIBLE PREFERRED STOCK AND
              QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF


                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware



         Global TeleSystems Group, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that (i) pursuant to authority conferred upon the board of directors of the Company (the "Board of Directors") by its Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors is authorized to issue Preferred Stock of the Company in one or more series and has adopted the resolution set forth below on April 22, 1999 (the "Resolution"):

         RESOLVED that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of 7 1/4% Cumulative Convertible Preferred Stock, par value $0.0001 per share, with a liquidation preference of $5,000 per share, consisting of up to 100,000 shares having the designation, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

         1. Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Company a series ofT Preferred Stock designated as the "7 1/4% Cumulative Convertible Preferred Stock" (the "Convertible Preferred Stock"). The authorized number of shares constituting the Convertible Preferred Stock shall be 100,000, and such shares shall be represented by stock certificates substantially in the form set forth in Exhibit A hereto. The liquidation preference of the Convertible Preferred Stock shall be $5,000 per share (the "Liquidation Preference"). The date the Convertible Preferred Stock is first issued is referred to as the "Issue Date".

         2. Rank. The Convertible Preferred Stock will, rank (i) junior in right of payment to all existing and future debt obligations of the Company upon liquidation, dissolution or winding up of the Company, including the Company's
9 7/8% Senior Notes due 2005, the Company's 8 3/4% Convertible Senior Subordinated Debentures due 2000 and the Company's 5 3/4% Senior Subordinated Debentures due 2010, (ii) junior in right of payment to each class or series of Capital Stock of the Company, the terms of which expressly provide that such class or series of Capital Stock will rank senior to the Convertible Preferred Stock as to dividends and upon liquidation, dissolution or winding up of the Company ("Senior Capital Stock"); (iii) pari passu in right of payment with each class of Capital Stock or series of Preferred Stock, established hereafter by the Company's Board of Directors, the terms of which expressly provide that such class or series will rank on a parity with the Convertible Preferred Stock as to dividend rights and upon liquidation, dissolution or winding up of the Company ("Parity Capital Stock") and (iv) senior in right of payment as to dividend rights and upon liquidation, dissolution or winding up of the Company to the Common Stock and any Capital Stock of the Company that expressly provides that it will rank junior to the Convertible Preferred Stock ("Junior Capital Stock"). The Company may not authorize, create (by way of reclassification or otherwise) or issue any Senior Capital Stock or any obligation or security convertible or exchangeable into, or evidencing a right to purchase, shares of any class or series of Senior Capital Stock without the affirmative vote or consent of the holders of at least 66-2/3% of the outstanding shares of Convertible Preferred Stock.

         3. Dividends. The Holders of shares of the Convertible Preferred Stock will be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the Company legally available therefor, cumulative preferential dividends from the Issue Date of the Convertible Preferred Stock accruing at the rate of $362.50 per share of Convertible Preferred Stock per annum, or $90.625 per share of Convertible Preferred Stock per quarter, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year or, if any such date is not a Business Day, on the next succeeding business day (each, a "Dividend Payment Date"), to the Holders of record as of the next preceding March 1, June 1, September 1 and December 1 (each, a "Record Date"). Accrued but unpaid dividends, if any, may be paid on such dates as determined by the Board of Directors. Dividends payable on the Convertible Preferred Stock will be computed on the basis of a 360-day year of twelve 30-day months and will be deemed to ac-crue on a daily basis. Dividends on the Convertible Preferred Stock will accrue from the Issue Date. Dividends on the Convertible Preferred Stock may be paid, at the Company's option, in cash, Common Stock, or a combination thereof; provided, however, that the Company shall be obligated to make its dividend payments in cash if the Common Stock paid as a dividend would not, at the time such dividend payment is made, be freely transferable under the Securities Act. The Convertible Preferred Stock will not be redeemable unless all dividends accrued through such redemption date shall have been paid in full. Notwithstanding anything to the contrary herein contained, the Company shall not be required to declare or pay a dividend if another person (including, without limitation, any of its subsidiaries) pays an amount to the Holders equal to the amount of such dividend on behalf of the Company and, in such event, the dividend will be deemed paid for all purposes.

         Dividends on the Convertible Preferred Stock will accrue whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the quarter to which they relate. Accumulated unpaid dividends will accrue and cumulate dividends at a rate of 7 1/4% per annum. The Company will take all reasonable actions required or permitted under Delaware law to permit the payment of dividends on the Convertible Preferred Stock.

         No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all outstanding shares of Convertible Preferred Stock. Unless full cumulative dividends on all outstanding shares of Convertible Preferred Stock due for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than, in the case of Junior Capital Stock, a dividend payable solely in shares of Junior Capital Stock or options, warrants or rights to purchase Junior Capital Stock) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Parity Capital Stock or Junior Capital Stock; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Capital Stock;

(iii) no shares of Parity Capital Stock or Junior Capital Stock or any warrants, rights, calls or options exercisable for or convertible into any Parity Capital Stock or Junior Capital Stock shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Parity Capital Stock or Junior Capital Stock or a purchase, redemption or other acquisition from the proceeds of a substantially concurrent sale of Parity Capital Stock or Junior Capital Stock) by the Company or any of its subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Parity Capital or Junior Capital Stock or any warrants, rights, calls or options exercisable for or convertible into any Parity Capital Stock or Junior Capital Stock by the Company or any of its subsidiaries. Holders of the Convertible Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

         No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Capital Stock for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and, if payable in cash, a sum in cash sufficient for such payment is set apart for such payment on the Convertible Preferred Stock. If full dividends are not so paid, the Convertible Preferred Stock shall share dividends pro rata with the Parity Capital Stock. Dividends on account of arrears and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors of the Company.

         4. Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company after payment in full of the outstanding debt obligations of the Company and the Liquidation Preference (and any accrued and unpaid dividends) on any Senior Capital Stock, each Holder of shares of the Convertible Preferred Stock shall be entitled to payment out of the assets of the Company available for distribution of the Liquidation Preference per share of the Convertible Preferred Stock held by such Holder, plus an amount equal to the accrued and unpaid dividends on the Convertible Preferred Stock and Additional Dividends (as defined in the Registration Rights Agreement) (if any) to the date fixed for liquidation, dissolution, or winding up before any distribution is made on any Junior Capital Stock, including, without limitation, Common Stock of the Company. After payment in full of the Liquidation Preference and an amount equal to the accrued and unpaid dividends and Additional Dividends (if any), to which Holders of Convertible Preferred Stock are entitled, such Holders will not be entitled to any further participation in any distribution of assets of the Company. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company, unless such sale, conveyance, exchange, transfer, consolidation or merger shall be in connection with a liquidation, dissolution or winding up of the affairs of the Company.

         5. Redemption. The Convertible Preferred Stock may not be redeemed at the option of the Company prior to March 15, 2002. The Convertible Preferred Stock may be redeemed, in whole or in part, at the option of the Company after March 15, 2002, at the redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), in each case, together with an amount equal to accrued and unpaid dividends on the Convertible Preferred Stock and Additional Dividends (if any), to the date of redemption, upon not less than 15 nor more than 60 days' prior written notice, during the 12-month period commencing on March 15 of each of the years set forth below:

                                                                                Redemption
         Year                                                                      Rate
         ----                                                                   ----------
         2002............................................................          105.075%
         2003............................................................          104.350%
         2004............................................................          103.625%
         2005............................................................          102.900%
         2006............................................................          102.175%
         2007............................................................          101.450%
         2008............................................................          100.725%
         2009 and thereafter.............................................          100.000%

         On and after any date fixed for redemption (the "Redemption Date"), provided that the Company has made available at the office of the Transfer Agent a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the Convertible Preferred Stock called for redemption (except that, in the case of a Redemption Date after a dividend payment Record Date and prior to the related Dividend Payment Date, holders of Convertible Preferred Stock on the dividend payment Record Date will be entitled on such Dividend Payment Date to receive the dividend payable on such shares), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Convertible Preferred Stock shall cease except the right to receive the cash deliverable upon such redemption, without interest from the Redemption Date.

         In the event of a redemption of only a portion of the then outstanding shares of Convertible Preferred Stock, the Company shall effect such redemption on a pro rata basis, except that the Company may redeem all of the shares held by Holders of fewer than 100 shares (or all of the shares held by Holders who would hold less than 100 shares as a result of such redemption), as may be determined by the Company.

         With respect to a redemption pursuant hereto, the Company will send a written notice of redemption by first class mail to each holder of record of shares of Convertible Preferred Stock, not fewer than 15 days nor more than 60 days prior to the Redemption Date at its registered address (the "Redemption Notice"); provided, however, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Convertible Preferred Stock to be redeemed except as to the holder or holders to whom the Company has failed to give said notice or except as to the holder or holders whose notice was defective. The Redemption Notice shall state:

         (a) the redemption price;

         (b) whether all or less than all the outstanding shares of the Convertible Preferred Stock are to be redeemed and the total number of shares of the Convertible Preferred Stock being redeemed;

         (c) the Redemption Date;

         (d) that the holder is to surrender to the Company, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Convertible Preferred Stock to be redeemed; and

         (e) that dividends on the shares of the Convertible Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Company defaults in the payment of the redemption price.

         Each holder of Convertible Preferred Stock shall surrender the certificate or certificates representing such shares of Convertible Preferred Stock to the Company, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

         6. Voting Rights. Holders of record of shares of the Convertible Preferred Stock will have no voting rights, except as required by law and as provided in this Section 6 and in Sections 2, 9 and 13 hereof. Upon the accumulation of accrued and unpaid dividends on the outstanding Convertible Preferred Stock in an amount equal to six full quarterly dividends (whether or not consecutive) (together with any event with a similar effect pursuant to the terms of any other series of Preferred Stock upon which like rights have been conferred, a "Voting Rights Triggering Event"), the number of members of the Company's Board of Directors will be immediately and automatically increased by two (unless previously increased pursuant to the terms of any other series of Preferred Stock upon which like rights have been conferred), and the Holders of a majority of the outstanding shares of Convertible Preferred Stock, voting together as a class (pro rata, based on Liquidation Preference) with the holders of any other series of Preferred Stock upon which like rights have been conferred and are exercisable, will be entitled to elect two members to the Board of Directors of the Company. Voting rights arising as a result of a Voting Rights Triggering Event will continue until such time as all dividends in arrears on the Convertible Preferred Stock are paid in full. Notwithstanding the foregoing, however, such voting rights to elect directors will expire when the number of shares of Convertible Preferred Stock outstanding is reduced to 10,000 or less.

         In the event such voting rights expire or are no longer exercisable because dividends in arrears have been paid in full, the term of any directors elected pursuant to the pro-visions of this paragraph 6 above shall terminate forthwith and the number of directors constituting the Board of Directors shall be immediately and automatically decreased by two (until the occurrence of any subsequent Voting Rights Triggering Event). At any time after voting power to elect directors shall have become vested and be continuing in the holders of Convertible Preferred Stock (together with the holders of any other series of Preferred Stock upon which like rights have been conferred and are exercisable) pursuant to this paragraph 6, or if vacancies shall exist in the offices of directors elected by such holders, a proper officer of the Company may, and upon the written request of the holders of record of at least 25% of the shares of Convertible Preferred Stock then outstanding or the holders of 25% of the shares of any other series of Preferred Stock then outstanding upon which like rights have been conferred and are exercisable addressed to the secretary of the Company, shall, call a special meeting of the Holders of Convertible Preferred Stock and the holders of such other series of Preferred Stock for the purpose of electing the directors which such holders are entitled to elect pursuant to the terms hereof; provided, however, that no such special meeting shall be called if the next annual meeting of stockholders of the Company is to be held within 60 days after the voting power to elect directors shall have become vested (or such vacancies arise, as the case may be), in which case such meeting shall be deemed to have been called for such next annual meeting. If such meeting shall not be called, pursuant to the provision of the immediately preceding sentence, by a proper officer of the Company within 20 days after personal service to the secretary of the Company at its principal executive offices, then the Holders of record of at least 25% of the outstanding shares of Convertible Preferred Stock or the holders of 25% of the shares of any other series of Preferred Stock upon which like rights have been conferred and are exercisable may designate in writing one of their members to call such meeting at the expense of the Company, and such meeting may be called by the person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. Any Holder of Convertible Preferred Stock or such other series of Preferred Stock so designated shall have, and the Company shall provide, access to the lists of Holders of Convertible Preferred Stock and the holders of such other series of Preferred Stock for any such meeting of the holders thereof to be called pursuant to the provisions hereof. If no special meeting of the Holders of Convertible Preferred Stock and the holders of such other series of Preferred Stock is called as provided in this paragraph 6, then such meeting shall be deemed to have been called for the next meeting of stockholders of the Company.

         At any meeting held for the purposes of electing directors at which the Holders of Convertible Preferred Stock (together with the holders of any other series of Preferred Stock upon which like rights have been conferred and are exercisable) shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority in voting power of the outstanding shares of Convertible Preferred Stock (and such other series of Preferred Stock) shall be required to constitute a quorum thereof.

         Any vacancy occurring in the office of a director elected by the Holders of Convertible Preferred Stock (and such other series of Preferred Stock) may be filled by the remaining director elected by the Holders of Convertible Preferred Stock (and such other series of Preferred Stock) unless and until such vacancy shall be filled by the Holders of Convertible Preferred Stock (and such other series of Preferred Stock).

         Except as set forth above and otherwise required by applicable law, the creation, authorization or issuance of any shares of any Junior Capital Stock, Parity Capital Stock or Senior Capital Stock, or the increase or decrease in the amount of authorized Capital Stock of any class, including Preferred Stock, shall not require the affirmative vote or consent of Holders of Convertible Preferred Stock and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of shares of Convertible Preferred Stock.

         In any case in which the Holders of Convertible Preferred Stock shall be entitled to vote pursuant hereto or pursuant to Delaware law, each Holder of Convertible Preferred Stock entitled to vote with respect to such matters shall be entitled to one vote for each share of Convertible Preferred Stock held.

         Except as required by law, the Holders of the Convertible Preferred Stock will not be entitled to vote on any merger or consolidation involving the Company or a sale of all or substantially all the assets of the Company.

         7. Change of Control

         (a) In the event of a Change of Control, each Holder shall have the right to require the Company to purchase all or a portion of such Holder's Convertible Preferred Stock (the "Change of Control Offer") as of the date that is 30 Business Days after the occurrence of such Change of Control (the "Change of Control Purchase Date") for a purchase price equal to 100% of the Liquidation Preference together with accrued and unpaid dividends to but not including the Change of Control Purchase Date (the "Change of Control Purchase Price"). No funds shall be paid by the Company pursuant to a Change of Control Offer prior to the Company's repurchase of any securities ranking senior to the Convertible Preferred Stock and requiring repurchase pursuant to the change of control provisions governing such senior securities.

                  Within 10 Business Days after the occurrence of a Change of Control, the Company shall mail to all Holders of record of the Convertible Preferred Stock a written notice of the Change of Control. The notice shall include the form of Change of Control Purchase Notice (as defined) to be completed by the Holder and shall state:

               (i) the date of such Change of Control and, briefly, the events causing such Change of Control;

               (ii) the date by which the Change of Control Purchase Notice pursuant to this Section 7 must be given;

               (iii) the Change of Control Purchase Date;

               (iv) the Change of Control Purchase Price;

               (v) briefly, the conversion rights of the Convertible Preferred Stock;

               (vi) the name and address of the Paying Agent and the Conversion Agent;

               (vii) the then current Conversion Rate;

               (viii) that Convertible Preferred Stock as to which a Change of Control Purchase Notice has been given may be converted into Common Stock only to the extent that the Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Certificate of Designations;

              (ix) the procedures that the Holder must follow to exercise rights under this Section 7;

              (x) the procedures for withdrawing a Change of Control Purchase Notice, including a form of notice of withdrawal; and

              (xi) that the Holder must satisfy the requirements set forth in the Convertible Preferred Stock in order to convert the Convertible Preferred Stock.

         (b) A Holder may exercise its rights specified in subsection (a) of this Section 7 upon delivery of a written notice of the exercise of such rights (a "Change of Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the Business Day next preceding the Change of Control Purchase Date, stating:

              (i) the name of the Holder;

              (ii) the certificate numbers of the Convertible Preferred Stock that the Holder will deliver to be purchased;

              (iii) the number of shares of Convertible Preferred Stock that the Holder will deliver to be purchased; and

              (iv) that such Convertible Preferred Stock shall be purchased pursuant to the terms and conditions specified in this Certificate of Designations.

         The delivery of such Convertible Preferred Stock to the Paying Agent (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Section 7 only if the Convertible Preferred Stock so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change of Control Purchase Notice shall have the right to withdraw such Change of Control Purchase Notice at any time prior to the close of business on the Business Day next preceding the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with subsection (c) of this Section 7.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.

         (c) Upon receipt by the Paying Agent of the Change of Control Purchase Notice specified in subsection (b) of this Section 7, the Holder of the Convertible Preferred Stock in respect of which such Change of Control Purchase Notice was given shall (unless such Change of Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Convertible Preferred Stock. Such Change of Control Purchase Price shall be paid to such Holder promptly following the later of (i) the Change of Control Purchase Date with respect to such Convertible Preferred Stock (provided the conditions in subsection (b) of this Section 7 have been satisfied) and (ii) the time of delivery of such Convertible Preferred Stock to the Paying Agent by the Holder thereof in the manner required by subsection (b) of this Section 7. Convertible Preferred Stock in respect of which a Change of Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change of Control Purchase Notice unless such Change of Control Purchase Notice has first been validly withdrawn.

         A Change of Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered by the Holder to the office of the Paying Agent at any time prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date, specifying:

             (i) the name of the Holder;

             (ii) the certificate numbers of the Convertible Preferred Stock in respect of which such notice of withdrawal is being submitted; and

             (iii) the number of shares of Convertible Preferred Stock with respect to which such notice of withdrawal is being submitted; and

             (iv) the number of shares, if any, of such Convertible Preferred Stock that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

         (d) At or before 11:00 a.m., New York City time, on the second Business Day immediately following a Change of Control Purchase Date, the Company shall deposit with the Paying Agent an amount of money sufficient to pay the aggregate Change of Control Purchase Price of all of the shares of Convertible Preferred Stock that are to be purchased as of such Change of Control Purchase Date plus accrued and unpaid dividends thereon up to but not including the Change of Control Purchase Date. The manner in which the deposit required by this subsection (d) is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Paying Agent shall have immediately available funds on the second Business Day immediately following the Change of Control Purchase Date.

         If a Holder does not exercise the right to require the Company to purchase such Holder's Convertible Preferred Stock, each share of such Convertible Preferred Stock shall thereafter be convertible into the right to receive the consideration receivable as a result of the Change of Control by a holder of the number of shares of Common Stock into which such Convertible Preferred Stock was convertible immediately prior to the Change of Control.

         A Change of Control shall be deemed to have occurred if any of the following occurs:

         (e) any Person or group, other than the Permitted Holders, is or becomes owner, directly or indirectly, of shares of capital stock of the Company representing 50% or more of the total voting power of all shares of capital stock of the Company or has the power directly or indirectly, to elect a majority of the members of the Board of Directors of the Company;
     (b) the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Person or Persons that "beneficially owned," directly or indirectly, shares of capital stock of the Company representing a majority of the total voting power of all classes of capital stock of the Company immediately prior to such transaction, "beneficially own," directly or indirectly, shares of capital stock of the Company representing a majority of the total voting power of all classes of capital stock of the surviving or transferee Person; (c) during any consecutive two year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than by action of the Permitted Holders) to constitute a majority of the Board of Directors of the Company then in office; or (d) there shall occur the liquidation of dissolution of the Company. For purposes of this definition, (i) "group" has the meaning under Section 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13-d5(b)(1) under the Exchange Act and (ii) a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act promulgated by the Commission under the Exchange Act, except that the number of shares of capital stock of the Company entitling the holders thereof to vote generally in the election of directors shall be deemed to include, in addition to all outstanding shares of capital stock of the Company entitling the holders thereof to vote generally in the election of directors and Unissued Shares deemed to be held by the Person with respect to which the Change of Control determination is being made, all Unissued Shares deemed to be held by all other Persons.

         "Unissued Shares" means shares of capital stock of the company not outstanding that are subject to options, warrants, rights to purchase, or conversion privileges exercisable within 60 days of the date of determination of a Change of Control and that, upon issuance, will entitle the holders thereof to vote generally in the election of directors.

         For purposes of the definition of "Change of Control," "Permitted Holders" means (a) Alan B. Slifka and any entity controlled by him, (b) one or more of George Soros, Soros Fund Management LLC, Purnendu Chatterjee or Chatterjee Management Company or Affiliates of any of the foregoing, and any person or entity for which any such person or entity acts as investment advisor or investment manager and (c) charitable organizations controlled by or affiliated with any of the Persons names in the foregoing clauses (a) and (b).

         Notwithstanding the foregoing, a Change of Control will be deemed not to have occurred (i) if the last sale price of the Common Stock for any five Trading Days during the ten Trading days immediately preceding the Change of Control is at least equal to 105% of the Conversion Price in effect immediately preceding the Change of Control or (ii) if at least 90% of the consideration (excluding cash payments for fractional shares or cash payments for appraisal rights) in the transaction or transactions constituting the Change of Control consists of shares of Common Stock or securities convertible into shares of Common Stock that are, or upon issuance will be, traded on a national securities exchange.

         8. Conversion Rates. The Convertible Preferred Stock will be convertible at the option of the Holder, into shares of Common Stock at any time, unless previously redeemed or repurchased, at a conversion rate of 72.46 shares of Common Stock per share of the Convertible Preferred Stock) (as adjusted pursuant to the provisions hereof, the "Conversion Rate") (or equivalent to a conversion price of $69.00 per share of Common Stock, the "Conversion Price") (subject to the adjustments described below). The right to convert a share of the Convertible Preferred Stock called for redemption or delivered for repurchase will terminate at the close of business on the Redemption Date for such Convertible Preferred Stock or at the time of the repurchase, as the case may be. Convertible Preferred Stock for which a Holder has delivered a Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Convertible Preferred Stock may be converted only if such notice is withdrawn by a written notice of withdrawal delivered by the Holder to the Paying Agent prior to the close of business on the Business Day prior to the Change of Control Purchase Date in accordance with
Section 7.

         The right of conversion attaching to any share of Convertible Preferred Stock may be exercised by the Holder thereof by delivering the share to be converted to the office of the Transfer Agent, or any agency or office of the Company maintained for that purpose, accompanied by a duly signed and completed notice of conversion in form reasonably satisfactory to the Transfer Agent of the Company, such as that which is set forth in Exhibit B hereto. The conversion date will be the date on which the share and the duly signed and completed notice of conversion are so delivered. As promptly as practicable on or after the conversion date, the Company will issue and deliver to the Transfer Agent a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, with any fractional shares rounded up to full shares or, at the Company's option, payment in cash in lieu of any fraction of a share, based on the Closing Price of the Common Stock on the Trading Day preceding the conversion date. Such certificate or certificates will be delivered by the Transfer Agent to the appropriate Holder on a book-entry basis or by mailing certificates evidencing the additional shares to the Holders at their respective addresses set forth in the register of Holders maintained by the Transfer Agent. All shares of Common Stock issuable upon conversion of the Convertible Preferred Stock will be fully paid and nonassessable and will rank pari passu with the other shares of Common Stock outstanding from time to time. Any shares of Convertible Preferred Stock surrendered for conversion during the period from the close of business on any Record Date to the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment of an amount equal to the dividends payable on such Dividend Payment Date on the shares of Convertible Preferred Stock being surrendered for conversion. No other payment or adjustment for dividends, or for any dividends in respect of shares of Common Stock, will be made upon conversion. Except as otherwise provided herein, dividends accrued shall not be paid on Convertible Preferred Stock converted; provided, however, dividends accrued through March 15, 2002 shall be paid on any Depositary Shares called from redemption and converted before March 15, 2002. If any Holder surrenders shares of Convertible Preferred Stock for conversion between a Record Date and the related Dividend Payment Date, then notwithstanding such conversion, the dividend payable on such Dividend Payment Date will be paid to the Holder on such Record Date. Holders of Common Stock issued upon conversion will not be entitled to receive any dividends payable to holders of Common Stock as of any record time before the close of business on the conversion date.

         The Conversion Rate shall be adjusted from time to time by the Company as follows:

         (a) In case the Company shall (i) pay a dividend in shares of Common Stock to all holders of Common Stock, (ii) make a distribution in shares of Common Stock to all holders of Common Stock, (iii) subdivide its outstanding

     Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend in shares or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

         (b) In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the current Market Price per share of Common Stock at the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction, of which the denominator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current Market Price, and of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

         (c) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of Capital Stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any company other than the Company), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in subsection (b) above), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction, of which the denominator shall be the current Market Price per share of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the numerator shall be the current Market Price per share of the Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in subsection (b) above) ("Rights") pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 8, make proper provision so that each Holder of a share of Convertible Preferred Stock who converts such shares of Convertible Preferred Stock (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights and (ii) if such conversion occurs after the

Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the shares of Convertible Preferred Stock so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

         (d) In case the Company shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Common Stock cash in an aggregate amount that, together with the aggregate amount of all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Rate adjustment pursuant to this Section 8 has been made, exceeds 12.5% of the product of the current Market Price per share of Common Stock on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by the Company multiplied by the number of shares of Common Stock outstanding on such date (excluding shares held in the Treasury of the Company), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the Determination Date by a fraction, of which the denominator shall be the current Market Price per share of the Common Stock on the Determination Date less the amount of cash (plus the fair market value of such other consideration) so distributed within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date) and the numerator shall be such current Market Price per share of the Common Stock on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

         (e) In any case in which this Section 8 shall require that an adjustment be made following a record date or a Determination Date, as the case may be, established for purposes of this Section 8, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Transfer Agent of the certificate described in subsection (i) of this
Section 8) issuing to the Holder of any Security converted after such record date or Determination Date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date, effective date or Determination Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such effective date or Determination Date had not occurred.

         (f) (i) No adjustment in the Conversion Price or the corresponding Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph shall be made by the Company and shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

         (ii) No adjustment need be made for a transaction referred to in this
Section 8 if all holders of all of the Company's securities are entitled to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. The Company shall give notice to the Transfer Agent of any such determination.

         (iii) No adjustment need to be made for rights to purchase Common Stock or issuances of Common Stock pursuant to a Company plan for reinvestment of dividends of interest. No adjustment need be made for a change in the par value or a change to no par value of the Common Stock. To the extent that the Convertible Preferred Stock becomes convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         (g) The Company shall be entitled to make such reductions in the Conversion Rate, in additional to those required by Section 8, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

         (h) The Company may from time to time reduce the Conversion Rate by an amount for any period of time if the period is at least 20 days or such longer period as required by law and if the reduction is irrevocable during the period; provided, however, that in no event may the Conversion Rate be reduced such that the Conversion Price is less than the par value of a share of Common Stock.

         (i) Whenever the Conversion Rate is adjusted, the Company shall promptly file with the Transfer Agent an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it.

         (j) The Company shall provide to the Holders reasonable notice of any event that would result in an adjustment to the Conversion Rate so as to permit the Holders to effect a conversion of Convertible Preferred Stock into shares of Common Stock prior to the occurrence of such event.

         9. Certain Covenants.

         (a) Payments for Consent

         The Company nor any of its subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of dividend or other distribution, fee or otherwise, to any Holder of shares of the Convertible Preferred Stock for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Certificate of Designations or the Convertible Preferred Stock unless such consideration is offered to be paid and is paid to all Holders of the Convertible Preferred Stock that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

         (b) Reports

         Whether or not required by the rules and regulations of the Commission, so long as any shares of the Convertible Preferred Stock are outstanding, the Company shall furnish to the Holders of the Convertible Preferred Stock (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all information that would be required to be contained in a current report on Form 8-K if the Company were required to file such reports. In the event the Company has filed any such report with the Commission, it shall not be obligated to separately furnish the report to any Holder unless and until such Holder requests a copy of the report. In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

         10. Reissuance of Convertible Preferred Stock. Shares of Convertible Preferred Stock redeemed for or converted into Common Stock or that have been reacquired in any manner shall not be reissued as shares of Convertible Preferred Stock and shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided, however, that so long as any shares of Convertible Preferred Stock are outstanding, any issuance of such shares must be in compliance with the terms hereof.

         11. Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

         12. Additional Rights of Holders. In addition to the rights provided to Holders under this Certificate of Designation, Holders shall have the rights set forth in the Registration Rights Agreement.

         13. Amendment, Supplement and Waiver. The Company may amend this Certificate of Designation with the affirmative vote or consent of the holders of a majority of the shares of Convertible Preferred Stock then outstanding, (including votes or consents obtained in connection with a tender offer or exchange offer for the Convertible Preferred Stock) and, except as otherwise provided by applicable law, any past default or failure to comply with any provision of this Certificate of Designation may also be waived with the consent of such holders. Notwithstanding the foregoing, however, without the consent of each Holder affected, an amendment or waiver may not (with respect to any shares of the Convertible Preferred Stock held by a non-consenting Holder): (i) alter the voting rights with respect to the Convertible Preferred Stock or reduce the number of shares of the Convertible Preferred Stock whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the Liquidation Preference of any share of the Convertible Preferred Stock or adversely alter the provisions with respect to the redemption of the Convertible Preferred Stock, (iii) reduce the rate of or change the time for payment of dividends on any share of the Convertible Preferred Stock, (iv) waive a default in the payment of dividends or Additional Dividends (if any) on the Convertible Preferred Stock, (v) make any share of the Convertible Preferred Stock payable in money other than United States dollars, (vi) make any change in the provisions of the Certificate of Designation relating to waivers of the rights of Holders of the Convertible Preferred Stock to receive the Liquidation Preference, dividends or Additional Dividends (if any) on the Convertible Preferred Stock, or (vii) make any change in the foregoing amendment and waiver provisions.

         Notwithstanding the foregoing, without the consent of any Holder of the Convertible Preferred Stock, the Company may (to the extent permitted by, and subject to the requirements of, Delaware law) amend or supplement this Certificate of Designation to cure any ambiguity, defect or inconsistency, to provide for uncertificated shares of the Convertible Preferred Stock in addition to or in place of certificated shares of the Convertible Preferred Stock, to make any change that would provide any additional rights or benefits to the Holders of the Convertible Preferred Stock or to make any change that the Board of Directors determines, in good faith, is not materially adverse to Holders of the Convertible Preferred Stock.

         14. Transfer and Exchange. When Convertible Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Convertible Preferred Stock or to exchange such Convertible Preferred Stock for an equal number of shares of Convertible Preferred Stock of other authorized denominations, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met and such transfer or exchange is in compliance with applicable laws or regulations.

         15. Certain Definitions. As used in this Certificate of Designation, the following terms shall have the following meanings (and (1) terms defined in the singular have comparable meanings when used in the plural and vice versa,
(2) "including" means including without limitation, (3) "or" is not exclusive and (4) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect on the Issue Date and all accounting calculations will be determined in accordance with such principles), unless the content otherwise requires:

         "Additional Dividends" means, with respect to any share of Convertible Preferred Stock, the additional amounts payable pursuant to Section 14 hereof.

         "Board of Directors" mean the Board of Directors of the Company or any committee thereof duty authorized to act on behalf of the Board.

         "Business Day" means each day which is not a legal holiday.

         "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

         "Closing Price" means on any day the reported last sale price on such day, or in case no sale takes place on such day, the average of the reported closing bid and ask prices on the principal national securities exchange (which shall include the Nasdaq National Market) on which such stock is listed or admitted to trading (and if the Common Stock is listed or admitted to trading on more than one U.S. national or non-U.S. securities exchange, the Company shall determine, in its reasonable discretion, the principal securities exchange on which such Common Stock is listed or admitted to trading), or if not listed or admitted to trading on any securities exchange, the average of the closing bid and ask prices as furnished by any independent registered broker-dealer firm, selected by the Company for that purpose, in each case adjusted for any stock split during the relevant period.

         "Commission" means the Securities and Exchange Commission.

         "Default" means any event which is, or after notice or passage of time or both would be, a Voting Rights Triggering Event.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Holders" means the registered holders from time to time of the Convertible Preferred Stock.

         "Market Price", as of any date, means the average of the daily Closing Price for the five consecutive trading days ending on such date.

         "Officers' Certificate" means a certificate signed by two officers of the Company.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "Registration Rights Agreement" means the Registration Rights Agreement among the Company and Merrill Lynch, Pierce, Fenner and Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc., BT Alex. Brown Incorporated and Lehman Brothers Inc. with respect to the Convertible Preferred Stock.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shelf Registration Statement" means a shelf registration statement filed with the Commission to cover resales of Transfer Restricted Securities by holders thereof, as required by the Registration Rights Agreement.

         "Trading Day" means, in respect of any securities exchange or securities market, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

         "Transfer Agent" means the transfer agent for the Convertible Preferred Stock appointed by the Company, which initially shall be The Bank of New York.

         "Transfer Restricted Securities" means each share of Convertible Preferred Stock (or the shares of Common Stock into which such share of Convertible Preferred Stock is convertible) until (i) the date on which such security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act (or any successor rule thereof) or would be saleable pursuant to Rule 144(k) under the Securities Act had it not been held by, or had it never been held by, an affiliate of the Company.

         IN WITNESS WHEREOF, said Global TeleSystems Group, Inc., has caused this Certificate of Designation to be signed by Grier C. Raclin, its Senior Vice President -- External Affairs, General Counsel and Corporate Secretary, this 23rd day of April, 1999.

                                     GLOBAL TELESYSTEMS GROUP, INC.


                                     By:   /s/ GRIER C. RACLIN
                                        ----------------------------------------
                                        Name:  Grier C. Raclin
                                        Title: Senior Vice President -- External
                                               Affairs, General Counsel and
                                               Corporate Secretary

                                                                       EXHIBIT A



                       FORM OF CONVERTIBLE PREFERRED STOCK


                                FACE OF SECURITY


         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH CASE, IN ACCORDANCE WITH All APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Certificate Number                               Number of Shares of Convertible
                                                                 Preferred Stock


                                                           CUSIP NO.: 37936U 401


               7 1/4% Cumulative Convertible Preferred Stock (par
                  value $0.0001) (Liquidation Preference $5,000
                    per share of Convertible Preferred Stock)

                                       of

                         Global TeleSystems Group, Inc.


         Global TeleSystems Group, Inc., a Delaware corporation (the "Company"), hereby certifies that (the "Holder") is the registered owner of fully paid and non-assessable preferred securities of the Company designated the 7 1/4% Cumulative Convertible Preferred Stock (par value $0.0001) (liquidation preference $5,000 per share of Cumulative Convertible Preferred Stock) (the "Convertible Preferred Stock"). The shares of Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations dated April , 1999, as the same may be amended from time to time (the "Certificate of Designations"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.

         Reference is hereby made to select provisions of the Convertible Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

         Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

         Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, these shares of

Convertible Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has executed this certificate this 23rd day of April, 1999.

                                    GLOBAL TELESYSTEMS GROUP, INC.


                                    By:
                                       ------------------------------
                                       Name:
                                       Title:



                                    By:
                                       ------------------------------
                                       Name:
                                       Title:

                 TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

         This is one of the Convertible Preferred Stock referred to in the within mentioned Certificate of Designations.

Dated:  April 23, 1999

                                        The Bank of New York, N.A.
                                        as Transfer Agent,


                                        By:
                                            -------------------------
                                            Authorized Signatory

                               REVERSE OF SECURITY


         Dividends on each share of Convertible Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of Designations.

         The shares of Convertible Preferred Stock shall be redeemable as provided in the Certificate of Designations. The shares of Convertible Preferred Stock shall be convertible into the Company's Common Stock in the manner and according to the terms set forth in the Certificate of Designations.

         As required under Delaware law, the Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the class and series of shares of the Company.

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Convertible Preferred Stock evidenced hereby to:


--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)



--------------------------------------------------------------------------------
                    (Insert address and zip code of assignee)


and irrevocably appoints:______________________________________________________
agent to transfer the shares of Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:
     --------------------

Signature:
          ------------------------------
          (Sign exactly as your name
           appears on the other side of
           this Convertible Preferred
           Stock Certificate)

Signature Guarantee:(1)
                         -----------------------------------------------------

--------
(1) (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and Loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                       EXHIBIT B



                              NOTICE OF CONVERSION



(To be Executed by the Registered Holder in order to Convert the Convertible, Preferred Stock)


         The undersigned hereby irrevocably elects to convert (the "Conversion") shares of 7 1/4% Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock"), represented by stock certificate No(s). _______ (the "Convertible Preferred Stock Certificates") into shares of common stock ("Common Stock") of Global TeleSystems Group, Inc. (the "Company") according to the conditions of the Certificate of Designations of the Powers, Preferences and Relative, Optional and Other Special Rights of the Convertible Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the "Certificate of Designations"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Convertible Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

         The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Convertible Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the "Act"), or pursuant to any exemption from registration under the Act.

         Any holder, upon the exercise of its Conversion Rates in accordance with the terms of the Certificate of Designations and the Convertible Preferred Stock, agrees to be bound by the terms of the Registration Rights Agreement.

         Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:
                    -----------------------------------------------

Applicable Conversion Rate:
                            ---------------------------------------

Number of shares of Convertible
Preferred Stock to be Converted:
                                 -----------------------------------------

Number of shares of Common Stock
to be Issued: (2)
                 ---------------------------------------------------------

Signature:
          ----------------------------------------------------------------

Name:
      --------------------------------------------------------------------

Address:(3)
           ---------------------------------------------------------------

Fax No.:
         -----------------------------------------------------------------







--------
(2) The Company is not required to issue shares of Common Stock until the original Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or its Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three business days following receipt of the original Convertible Preferred Stock Certificate(s) to be converted.

(3) Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.




                                      B-2